As filed with the Securities and Exchange Commission on March 13, 2006	Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
China GrenTech Corporation Limited
(Exact name of Registrant as specified in its charter)

Cayman Islands (State of incorporation or organization)	Not Applicable (IRS Employer Identification No.)
16th Floor, Zhongyin Tower, Caitian North Road
Futian District, Shenzhen 518026
People’s Republic of China
(Address of principal executive offices)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-132381
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to	Name of each exchange on which each
be so registered	class is to be registered
None	None
Securities to be registered pursuant to Section 12(g) of the Act:
Ordinary shares, par value US$0.00002 per share*
(Not for trading; but only in connection with the American Depositary Shares)
* American depositary shares representing the ordinary shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-132385) and accordingly are exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

Item 1. Description of Registrant’s Securities to be Registered
This Registration Statement relates to the ordinary shares, par value US$0.00002 per share, of China GrenTech Corporation Limited, an exempt company incorporated in the Cayman Islands. Descriptions of the ordinary shares and American depositary shares are contained in the sections entitled “Description of Share Capital,” “Description of American Depositary Shares” and “Taxation” included in the Registration Statement on Form F-1 (File No. 333-132381) filed by the Registrant with the Securities and Exchange Commission on March 13, 2006, as amended from time to time, which description is hereby incorporated by reference.
Item 2. Exhibits
The documents listed below are filed as exhibits to this Registration Statement.

Exhibit
Number	Description
3.1
Amended Memorandum and Articles of Association of China GrenTech Corporation Limited, incorporated by reference to Exhibit 3.1 to the Registration Statement on Form F-1 (Registration No. 333-132381), as amended, originally filed with the Securities and Exchange Commission on March 13, 2006

3.2
Amended and Restated Memorandum and Articles of Association of China GrenTech Corporation Limited, effective upon the completion of the offering subject of the Registration Statement on Form F-1 (Registration No. 333-132381), incorporated by reference to Exhibit 3.2 to the Registration Statement on Form F-1 (Registration No. 333-132381), as amended, originally filed with the Securities and Exchange Commission on March 13, 2006

4.1
Specimen Ordinary Share Certificate, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-1 (Registration No. 333-132381), as amended, originally filed with the Securities and Exchange Commission on March 13, 2006

4.3
Form of Deposit Agreement, incorporated by reference to Exhibit (a) to the Registration Statement on Form F-6 (Registration No. 333-132385), as amended, originally filed with the Securities and Exchange Commission on March 13, 2006

4.4
Amended and Restated Shareholders’ Agreement dated as of October 6, 2005 among China GrenTech Corporation Limited, GrenTech (BVI) Limited, Shenzhen GrenTech Co., Ltd., Actis China Investment Holdings No. 1 Limited, Standard Chartered Private Equity Limited, JAFCO Asia Technology Fund, Mr. Yingjie Gao, Guoren Industrial Developments Limited, Heng Xing Yue Investments Limited, Mr. Kunjie Zhuang, and Drag Investments Limited, incorporated by reference to Exhibit 4.4 to Registration Statement on Form F-1 (Registration No. 333-132381), as amended, originally filed with the Securities and Exchange Commission on March 13, 2006

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

China GrenTech Corporation Limited
By:	/s/ Yingjie Gao
	Name:	Yingjie Gao
	Title:	Chairman and Chief Executive Officer

Date: March 13, 2006

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